UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : January 25, 2010

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

20900 NE 30th Ave., Suite 842, Aventura, FL 33180
(Address of principal executive offices)

877-544-2288
(Issuer telephone number)

ONE HOLDINGS, CORP., 8525 NW 53rd Terr., Suite C101, Doral, FL 33166
(Former Name and Address)

SECTION 8 – Other Events

Item 8.01: Other Items

Effective January 25 2010 ONE Bio, Corp. (the “Company”) appointed American Stock Transfer & Trust Company (“AST”) of NY, NY, as the Company’s new transfer agent.  AST replaces Pacific Stock Transfer which was the Company’s transfer agent up to that date.

Effective January 25, 2010, the Company also changed its registered address now located at 20900 NE 30th Ave., Suite 842, Aventura, FL 33180.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

January 25, 2010	By:	/s/ Marius Silvasan
Marius Silvasan Chief Executive Officer and Director

January 25, 2010	By:	/s/ Cris Neely
Cris Neely Chief Financial Officer and Director